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                                                                    EXHIBIT 4.51

                               CUSTODIAN AGREEMENT

            THIS CUSTODIAN AGREEMENT, dated as of June 30, 1999, is made among D.L. PETERSON TRUST, a Delaware business trust (the "Trust"), PHH VEHICLE MANAGEMENT SERVICES, LLC, a Delaware limited liability company, as servicer for the Trust (the "Servicer"), and ALLFIRST FINANCIAL CENTER, NATIONAL ASSOCIATION, as custodian (the "Custodian").

            WHEREAS, certain of the Trust Assets of the Trust created pursuant to that certain Origination Trust Agreement, dated as of June 30, 1999, among Raven Funding LLC, a Delaware limited liability company ("SPV"), as settlor and initial beneficiary, PHH Vehicle Management Services, LLC ("VMS"), and Wilmington Trust Company, as Delaware Trustee (as amended, supplemented or otherwise modified from time to time, the "Origination Trust Agreement") consist of Leases Agreements;

            WHEREAS, from time to time, Trust Assets, including Lease Agreements, will be allocated to one or more separate portfolios (each a "SUBI Portfolio") and a certificate issued to represent a beneficial interest (each a "SUBI") in each SUBI Portfolio (each a "SUBI Certificate");

            WHEREAS, the holder of each SUBI Certificate (each a "SUBI Certificateholder") will appoint a separate trustee for its SUBI (each a "SUBI Trustee");

            WHEREAS, SPV (in such capacity, the "UTI Holder") holds the beneficial interest (the "UTI") in the Trust Assets not allocated to a SUBI Portfolio and VMS has agreed to act as trustee for the UTI (in such capacity, the "UTI Trustee"; the SUBI Trustees, together with the UTI Trustee, the "Trustees");

            WHEREAS, VMS has agreed to act as servicer of the Trust pursuant to the terms and conditions of that certain Servicing Agreement, dated as of June 30, 1999, among the Trust, SPV and the Servicer (as amended, supplemented or otherwise modified from time to time, the "Servicing Agreement"); and

            WHEREAS, to facilitate the servicing of the Leases by the Servicer and the taking of, and maintenance of, possession thereof by the Trust, the Trust wishes to appoint the Custodian as the agent of the UTI Holder and each SUBI Certificateholder to maintain possession of the Lease Files relating to the Lease Agreements allocated to the UTI and each SUBI, respectively;

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            NOW, THEREFORE, in consideration of the mutual agreements herein contained and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

            SECTION 1. DEFINITIONS

            For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms shall have the meanings attributed to them in the Trust Agreement and the Servicing Agreement.

            SECTION 2. APPOINTMENT AND DUTIES OF CUSTODIAN

            2.1 The Trust hereby appoints the Custodian to act exclusively as the custodian of the Lease Files, in accordance with the terms and conditions of this Agreement, for the purposes of taking and retaining custody of the Lease Files relating to the Lease Agreements allocated from time to time to the UTI and each SUBI Portfolio, all for the exclusive benefit of the UTI Holder and the SUBI Certificateholder of the related SUBI, respectively. The Custodian hereby accepts such appointment.

            2.2 (a) The Servicer may from time to time deposit with the Custodian the following documents relating to each of the Lease Agreements included in the Trust Assets:

            (i) the original copy of the Master Lease Agreement or the Consumer Lease, as the case may be, executed by VMS or the Trust and the Obligor party thereto; and

            (ii) all other documents relating thereto (the "Lease Files");

            (b) The sole responsibilities of the Custodian with respect to the Lease Files shall be to (x) act as custodian of the documents (the "Documents") in the Lease Files for the Trust for the benefit of the Certificateholders so long as such Documents are in the Custodian's possession and (y) (1) accept such Documents from the Servicer; (2) verify that all Documents specified by the Trust or Servicer from time to time are in the respective Lease Files or, if a Lease File already exists for any Lease Agreement included in the Trust Assets, place any Documents received under this subsection 2.2 in the appropriate Lease File; and (3) secure the Lease Files.

            (c) The Custodian hereby acknowledges receipt of the Lease Files listed on the Schedule of Included Leases attached as Schedule I hereto (the "Initial Lease Files"). The Schedule of Included Leases separately lists the Lease Agreements allocated to the UTI and each SUBI. The Custodian makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the Documents or (ii) the collectability, insurability, effectiveness or suitability of any the Documents.

            (d) Within 30 Business Days of the date hereof, the Custodian shall provide written verification of all Documents included in the Initial Lease Files, in a form substantially similar to Exhibit 2, copies of which will be provided to each Certificateholder and the Trustees.


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From time to time, the Custodian shall provide written verification of all
Documents received from the Servicer in a form substantially similar to Exhibit 1, copies of which will be provided to the Certificateholder holding a beneficial interest in the related Lease Agreement, any assignee or pledgee thereof and the related Trustee.

            2.3 Except as set forth in Section 2.4, the Custodian shall accept only written instructions of an individual designated in writing as an authorized representative (each, an " Authorized Representative") of the applicable Certificateholder, or any assignee or pledgee thereof, concerning the use, handling and disposition of the Lease Files relating to a Lease Agreement allocated to the UTI or a particular SUBI. Each Authorized Representative of a Certificateholder or the assignee or pledgee thereof is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Custodian Agreement on behalf of its Certificateholder or the assignee or pledgee thereof. The specimen signature for the Authorized Representative of the UTI Holder and each SUBI Certificateholder or the pledgee or assignee thereof, initially authorized hereunder is set forth on Exhibit 4. At the time of any issuance of a new SUBI by the Trust, the UTI Holder shall deliver to the Custodian the specimen signature for the Authorized Representative of the Certificateholder of such SUBI or the assignee or pledgee thereof. From time to time, any Certificateholder, or the assignee or pledgee of a SUBI Certificate may, by delivering to the Custodian a revised exhibit, change the information previously given, but each of the other parties hereto shall be entitled to rely conclusively on the last exhibit until receipt of a superseding exhibit.

            2.4 (a) Unless the Custodian shall have received written notice from an Authorized Representative to the contrary and subject to the requirements of
Section 2.6, the Custodian, upon the receipt of a written request from an authorized representative of the Servicer, in substantially the form of Exhibit 3 hereto, detailing the Lease Files to be released or transferred by the Custodian to the Servicer, shall release or transfer the Lease Files specifically requested by the Servicer to the Servicer. The Custodian shall deliver to the Servicer, upon receipt of such written instructions of the Servicer, as rapidly as practicable, but in no case later than five (5) Business Days, all of the Lease Files so designated for delivery.

            (b) Any instruction by the Servicer to deliver the Lease Files to the Servicer must inform the Custodian, to the Custodian's satisfaction, of the terms and method of delivery of the Lease Files to the Servicer. The Servicer shall hold the Custodian harmless from losses or damages to any Person for the safe transmittal of the Lease Files if the Custodian has complied with the Servicer's instructions regarding their delivery. Upon receipt of a notice from an Authorized Representative of a Certificateholder or the assignee or pledgee thereof to cease accepting instructions from the Servicer with respect to the Lease Files relating to the Lease Agreements allocated to the SUBI held by such Certificateholder, the Custodian shall thereafter accept instructions as set forth herein with respect to the Lease Files relating to the Lease Agreements allocated to such SUBI only from such an Authorized Representative until such notice is withdrawn by such an Authorized Representative.


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            2.5 The notices, statements, directions and certificates requested under or required by this Section 2 shall be full authority for and direction to the Custodian to execute the certificates and notices and deliver the Lease Files referred to herein and the Custodian shall promptly do so. The Custodian in so doing shall have no liability to any Person except on account of its willful misconduct or gross negligence.

            2.6 At any time when a Lease Agreement and the related Leases are to be repurchased or otherwise disposed of under the terms of the Origination Trust Documents, the Servicer shall submit a written request to the Custodian in a form substantially similar to Exhibit 3 with a copy to the Certificateholder holding a beneficial interest in such Lease Agreement, any assignee or pledgee thereof and the related Trustee (1) identifying the Lease Agreement for which a reconveyance or other disposition hereunder is to be made, and (2) requesting the Custodian to release the specific Lease Files relating to such Lease Agreements to the Servicer. Upon receipt of such request from the Servicer with respect to any such sale or other disposition hereunder, the Custodian shall promptly deliver the Lease Files listed in such request to the Servicer. Upon receipt of a notice from an Authorized Representative of a Certificateholder or the assignee or pledgee thereof to cease accepting instructions from the Servicer, the Custodian shall thereafter accept instructions as set forth herein only from such an Authorized Representative until such notice is withdrawn by such an Authorized Representative.

            2.7 All Lease Files shall be kept in a secure area at the office of the Custodian in Delaware specified in Section 5.2. All Lease Files shall be placed together in a separate area in the office of the Custodian with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access.

            2.8 The Custodian shall keep all Lease Files clearly segregated from any other documents or instruments in its files. The Custodian shall clearly list by customer name and contract number all Lease Files, to indicate that such Lease Files are the sole property of the Certificateholders, and that the Custodian is holding such files solely as custodian for the Certificateholders.

            2.9 The Custodian hereby agrees and covenants that, on reasonable prior notice, it will permit any representative of the Servicer, the Servicer's accountants (auditors), any Certificateholder or any assignee or pledgee of a SUBI Certificate (or any of their respective agents) during the Custodian's normal business hours, to examine the books of account, records, reports and other papers of the Custodian relating to the Lease Files, to make copies and extracts therefrom, all at such reasonable times and as often as may be reasonably requested.

            2.10 The Custodian shall not have any duty or obligation to take any action in respect of the collection of any indebtedness evidenced by the Lease Files or to otherwise act with respect to payment on any such indebtedness.

            2.11 The Custodian undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Custodian; in the absence of bad faith on its part, the Custodian may


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rely, as to the truth of the statements and correctness of the instructions given, on instruments and reports furnished to the Custodian and conforming to the requirements of this Agreement.

            2.12 In performing its duties as Custodian, the Custodian shall use the customary degree of care and attention employed by custodial institutions holding and transferring documents of a comparable nature.

            2.13 The Custodian makes no warranty or representation as to the completeness or validity of the Lease Files (other than as set out in Section
2.2 hereof) nor as to the perfection or priority of any security or ownership interest therein in favor of the Certificateholders and is acting solely as custodian for the Certificateholders to furnish only those services which are expressly described herein or any other administerial service or action which is reasonably requested by the Certificateholders in order to accomplish the purposes of this Agreement.

            2.14 The Servicer covenants and agrees to pay to the Custodian and the Custodian shall be entitled to receive, under a separate agreement with the Servicer, reasonable compensation for all services rendered by it hereunder and in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable fees and expenses of its agents and counsel) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            SECTION 3. INDEMNIFICATION

            3.1 The Servicer agrees to indemnify and hold the Custodian and its directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Custodian Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements were imposed on, incurred by or asserted against the Custodian because of the breach by the Custodian of its obligations hereunder, which breach was caused by the negligence, lack of good faith or willful misconduct on the part of the Custodian or any of its directors, officers, agents or employees. The foregoing indemnification shall survive the termination of this Custodian Agreement.

            3.2 Neither the Custodian nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed by it or them to be within the purview of this Custodian Agreement, including, without limitation, in the selection of shippers and methods of shipment, except for its or their own negligence, lack of good faith or willful misconduct. In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect, punitive or consequential damages resulting from any action taken or omitted to be taken


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by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

            SECTION 4. TERMINATION OF AGREEMENT

            4.1 This Agreement may be terminated in part with respect to the Lease Files relating to the Lease Agreements allocated to the UTI or a particular SUBI at any time by the related Certificateholder or the assignee or the pledgee thereof without penalty hereto by written notice delivered by the Authorized Representative thereof to the Custodian and the Servicer. In such event, the Certificateholder or the assignee or the pledgee thereof will select a replacement custodian which is satisfactory to the Servicer. The effective date of termination shall be as specified in such notice; provided, however, that at the option of either the Certificateholder or the assignee or pledgee thereof or the Custodian, the effective date of termination may be postponed to a date not more than ten (10) days from the date of the delivery of such notice in order to provide the Custodian an opportunity to prepare for the transfer of the Lease Files relating to the Lease Agreements allocated to the UTI or the applicable SUBI, as the case may be, to the replacement custodian.

            SECTION 5. MISCELLANEOUS

            5.1 Notices. (a) Except as otherwise specifically provided for in this Agreement, all notices, payments and other communications between the parties hereto shall be given in writing (including by facsimile) and shall be either hand delivered or mailed by registered or certified mail, postage prepaid, return receipt requested, or by facsimile (with receipt confirmed and with a hard copy sent promptly), Federal Express, other overnight couriers providing receipts or electronic mail as follows:

                        If to the UTI Trustee:

                        PHH Vehicle Management Services, LLC
                        900 Old Country Road
                        Garden City, New York
                        Telecopier: (516) 222-3751
                        Attention: General Counsel

                        If to the Delaware Trustee:

                        Wilmington Trust Company
                        1100 N. Market Street
                        Wilmington, Delaware 19890
                        Attention: Corporate Trust Administrator
                        Telecopy Number: (302) 651-9882


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                        If to the Custodian:

                        Allfirst Financial Center, National Association Baymeadow Facility
                        6704 Curtis Court
                        Glen Burnie, MD 21061
                        Attention: George Bellarin
                        Telephone Number: 410-787-6297
                        Telecopy Number: 410-787-6254

                        With a copy to:

                        Allfirst Financial Center National Association 499 Mitchell Street
                        Millsboro, DE 19966
                        Attention: Mr. Hugh Stephens
                        Telecopy Number: (302) 934-2547
                        Telephone Number: (302) 934-2572

                        If to the Servicer:

                        PHH Vehicle Management Services, LLC
                        900 Old Country Road
                        Garden City, New York
                        Telecopier: (516) 222-3751

                        Attention: General Counsel
                        Telecopy Number: (516) 222-3751

            (b) Any notice or communication under this Agreement may be given by certified mail, postage prepaid, return receipt requested, by Federal Express, telecopy or electronic mail. All notices and communications hereunder shall be deemed given upon receipt. Any party may change the address to which notices or communications shall be given by notifying the other party in writing as provided for in this Section.

            5.2 No Set-Off. The Custodian, in its capacity as custodian hereunder or otherwise, hereby agrees that it will not set-off against the Lease Files delivered under this Agreement or the proceeds thereof any claims which it may have against the Trust, the UTI Holder, any other Certificateholder, the Servicer or any other Person. The Custodian, in its capacity as custodian hereunder or otherwise, hereby expressly waives any and all rights it may have to file a lien against any Lease File individually or in the aggregate.


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            5.3 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

            5.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            5.5 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

            5.6 . Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.

            5.7 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

            5.8 Genuineness of Documents. In the absence of bad faith on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, certificate, opinion or other document furnished to the Custodian, believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Custodian Agreement; but in the case of any loan document or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Agreement. The Custodian may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel.

            5.9 Amendment. (a) This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Trust, the Servicer and the Custodian, but without the consent of any other Person, to correct any inconsistency or cure any ambiguity or errors in this Agreement only in a manner that would have no adverse effect on any Certificateholder or any assignee or pledgee thereof.

      (b) This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Trust, the Servicer and the Custodian, with the consent of each Certificateholder or the assignee or pledgee thereof.


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 . This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. No party may assign its rights hereunder without the other party's prior written consent.

 . The Custodian hereby covenants and agrees that it will not insti-tute against, or join with any other person in institut-ing against, SPV or the Trust any bankruptcy, reorganization, arrange-ment, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law. The provisions of this Section 5.11 shall survive the termination of this Agreement and the resignation or removal of the Custodian.

 . This Agreement will inure to the benefit of and be binding upon the parties hereto and each of the beneficiaries of the Trust (and each pledgee of a Certificate) who shall be considered to be third-party beneficiaries hereof.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        ALLFIRST FINANCIAL CENTER,
                                        NATIONAL ASSOCIATION,
                                        as Custodian

                                        By
                                           Title:


                                        D.L. PETERSON TRUST

                                        By Wilmington Trust Company,
                                         as Trustee

                                        By
                                           Title:


                                        PHH VEHICLE MANAGEMENT SERVICES
                                         LLC, as Servicer


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